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EXHIBIT 10.1 FEE AGREEMENT FOR PROFESSIONAL SERVICES WITH
RICHARD O. WEED


                                 WEED & CO. L.P.
     4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087


                                February 7, 2002


Mr. James A. Giansiracusa
Technology Visions Group, Inc.
5950 La Place Court, Suite 140
Carlsbad, CA 92008

Telephone 760.918.9168
Facsimile 760.918.9213

Via E-Mail

         Re: Form S-8; Issuance of TVGR Common Stock for Legal Services
         --------------------------------------------------------------

Dear Jim:

         Pursuant to our discussion on Friday, February 1, 2002, this letter is to confirm the issuance of certain shares and stock options to Richard O. Weed of Weed & Co. L.P. ("Weed") in consideration for certain legal services rendered. As of January 31, 2002, Technology Visions Group, Inc. ("TVGR") was indebted to Weed in the amount of $27,357.11. In consideration of, and to satisfy this indebtedness, TVGR will issue Weed 500,000 shares of common stock of TVGR and 250,000 options to purchase TVGR common stock at an exercise price of $.15 per share. TVGR agrees to promptly register such shares on a Form S-8 at their own expense.

         We appreciate your prompt resolution of this matter and look forward to continuing a successful relationship with TVGR. Please contact me if you have any questions as to this matter.

                                               Very truly yours,

                                               /s/ Richard O. Weed

                                               Richard O. Weed
                                               Managing Partner/Special Projects


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Agreed and Approved:



By: /s/James A. Giansiracusa
Name: James A. Giansiracusa
Title: Chief Operating Officer